UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2022

Black Bird Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2022, William J. LoBell was appointed as Executive Vice President of Sales and Development for Black Bird Biotech, Inc. (the “Company”).

Mr. LoBell, age 74, possesses extensive experience in all levels of product sales and distribution operations. From December 2021 until April 2022, Mr. LoBell served as a consultant to Barry’s Restore It All Products, a Carlsbad, California-based developer of restoration products. From June 2016 to December 2021, he served as Chief Operating Officer of MSMART, a developer and purveyor of nano-technologies. From April 2011 to August 2017, Mr. LoBell was a Founder and Chief Executive Officer of Luminec Animal Sciences Corporation, where he both developed and directed the distribution of animal health products. From 2008 to July 2017, Mr. LoBell provided retail management consulting services to numerous national pet industry retailers in his position at Gerson Lehrman Group. Mr. LoBell’s experience prior to 2008 included Director of E-Commerce for Petsense Inc., Retail Management Consultant to 99 Cents Only Stores, West Coast Director of Operations and Director of Sales Programs for Petco Animal Supply Company, West Coast Regional Operating Vice President for PETSMART, INC. and Western Region District Manager for American Stores (Jewel Supermarket, Osco Drug Stores and Sav-On Drugs Inc.).

In connection with Mr. LoBell’s appointment, the Company entered into an executive engagement agreement (the “Executive Engagement Agreement”) with Mr. LoBell. The Executive Engagement Agreement is for a two-year term, beginning in April 2022. Under the Executive Engagement Agreement, Mr. LoBell was issued 1,000,000 shares of Company common stock as a signing bonus and he is to be issued 500,000 shares of Company common stock on the first day of July 2022, October 2022, January 2023 and April 2023. By the negotiated terms of the Executive Engagement Agreement, all shares of Company common stock issued to Mr. LoBell are valued at $0.01 per share. Additionally, Mr. LoBell is to be paid a monthly salary of $5,000.

The foregoing description of the Executive Engagement Agreement does not purport to be complete is qualified in its entirety by reference to the full text of the Executive Engagement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description of Exhibit
10.1	Executive Engagement Agreement between Black Bird Biotech, Inc. and William J. LoBell
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

BLACK BIRD BIOTECH, INC.

Date: April 12, 2022	By:	/s/ Fabian G. Deneault
Fabian G. Deneault
President

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